EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
§18 U.S.C. SECTION 1350

The undersigned, Patrick E. Paddon, Chief Executive Officer of California First National Bancorp (the “Company”), and S. Leslie Jewett, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. §1350, that, to the best of their respective knowledge:

(i)           the quarterly report on Form 10-Q of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patrick E. Paddon
Patrick E. Paddon
Chief Executive Officer

/s/ S. Leslie Jewett
S. Leslie Jewett
Chief Financial Officer

Dated:   May 13, 2009

A signed original of this written statement required by Section 906 has been provided to California First National Bancorp and will be retained by California First National Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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